C3 AI Announces Fourth Quarter and Full Year Fiscal 2022 Financial Results

Fiscal Year 2022 Revenue Growth of 38% year over year to $252.8 million

REDWOOD CITY, Calif. - June 1, 2022 - C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fourth quarter and full fiscal year ended April 30, 2022.
“Our fourth quarter results showed continued strength across the business and came in ahead of expectations, with revenue growing 38% year over year,” said CEO Thomas M. Siebel. “Our full fiscal year was equally strong. Revenue increased 38% to $252.8 million compared with fiscal 2021. Importantly, we continued to diversify our customer base throughout the fiscal year, with notable expansion in defense, intelligence, utilities, agriculture, chemicals, aerospace, and manufacturing.”

Mr. Siebel added, “Our strong fiscal 2022 performance further strengthens our position as a global leader in the Enterprise AI market and sets the stage for growth in fiscal 2023.”

Fourth Quarter Fiscal 2022 Financial Highlights
•Revenue: Total revenue for the quarter was $72.3 million, an increase of 38% compared to $52.3 million one year ago.
•Subscription Revenue: Subscription revenue for the quarter was $56.3 million, an increase of 31% compared to $43.1 million one year ago.
•Gross Profit: GAAP gross profit for the quarter was $55.0 million, representing a 76% gross margin, compared to $40.6 million, an increase of 35% one year ago. Non-GAAP gross profit for the quarter was $58.5 million, representing an 81% gross margin, compared to $41.0 million, an increase of 43% one year ago.
•Remaining Performance Obligations (“RPO”): GAAP RPO increased by 62% to $477.4 million, up from $293.8 million one year ago. Significantly, our GAAP RPO increased to 165% of Q4 annualized sales. Non-GAAP RPO increased by 50% to $516.8 million, up from $345.1 million one year ago.
•Net Loss per Share: GAAP net loss per share was $(0.55), compared to $(0.24) one year ago. Non-GAAP net loss per share was $(0.21), compared to $(0.15) one year ago.
•Free Cash Flow: Free Cash Flow for Q4 was $(14.8) million, a 54% improvement from $(32.2) million one year ago.
•Cash Reserves: With $992.2 million in cash, cash equivalents, and investments, we believe C3 AI is well positioned to sustain equity market turbulence and to continue to invest in growth through Enterprise AI innovation and sales expansion.

Full Year Fiscal 2022 Financial Highlights
•Revenue: Total revenue for the fiscal year was $252.8 million, an increase of 38% compared to $183.2 million one year ago. Revenue growth accelerated to 38%, compared to a 17% growth one year ago.
•Subscription Revenue: Subscription revenue for the fiscal year was $206.9 million, an increase of 31% compared to $157.4 million one year ago.
•Gross Profit: GAAP gross profit for the fiscal year was $189.0 million, representing a 75% gross margin, compared to $138.7 million one year ago. Non-GAAP gross profit for the fiscal year was $200.5 million, representing a 79% gross margin, compared to $139.9 million one year ago.
•Net Loss per Share: GAAP net loss per share was $(1.84), compared to $(0.83) one year ago. Non-GAAP net loss per share was $(0.73), compared to $(0.49) one year ago.
•Customer Count: Customer count grew to 223 from 151, a 48% increase year over year.

Select Customer Wins
•The U.S. Department of Defense (“DoD”) awarded C3 AI the first two orders from its five-year, $500 million transaction agreement signed in December 2021. The agreement accelerates the ability for any DoD agency to acquire C3 AI Products and Services.
•The C3 AI Application Platform was selected by the U.S. Defense Counterintelligence and Security Agency (“DCSA”) to enable next-generation AI applications to accelerate DCSA’s initial awards and ongoing maintenance of security clearances, helping to maintain a stable inventory of background investigations critical to U.S. national security.
•Raytheon Technologies selected C3 AI to enhance its Multi-Spectral Targeting System, using applications including C3 AI Process Optimization, C3 AI Supply Network Risk, and C3 AI Inventory Optimization.
•San Mateo County Sheriff’s Office signed a multi-year agreement to deploy C3 AI Intelligence Analysis, a crime data aggregation and analysis application that delivers near real-time insights to improve the efficiency of investigations and the safety of personnel in the field.
•C3 AI and Google Cloud continue to make significant progress collaborating, and in Q4 added customers including 1-800-FLOWERS, United Parcel Service, Tyson Foods, and Canadian bank ATB Financial.

Select Customer Expansions
•Koch Industries, one of the largest private companies in America, renewed and expanded its contract with C3 AI as it scales Enterprise AI solutions across its diverse group of companies over the next five years.
•Cargill, a global food company, expanded its use of C3 AI to include demand forecasting and supply network risk, in addition to the C3 AI Supply Chain Suite of applications.
•One Medical, a membership-based primary care practice, is using C3 AI Ex Machina, our no-code solution, to automate tasks such as insurance validation.
•Petronas, a global energy company, expanded its relationship with Baker Hughes and C3 AI, establishing a dedicated AI Center of Excellence in Kuala Lumpur to scale deployment of the BHC3 Reliability Application.

Partnerships
•Google launched two supply chain solutions supported by C3 AI, among others. The solutions combine Google’s Vertex AI forecasting, Cortex data acceleration, and Google's breadth of real-time data – such as news, search trends, weather, and transportation routes – with C3 AI Supply Chain to improve on-time customer delivery through better demand forecasting, optimized inventory and production, and supplier lead time visibility.
•C3 AI formed new partnerships with PwC, EY, and Accenture.
•ENGIE, our energy-services partner, continues to expand its use of ESG Applications on top of the C3 AI Application Platform.
•FIS continues to expand, deliver, and sell AI/Machine Learning (ML) and smart-lending solutions built on the C3 AI Application Platform.

Other Corporate Highlights
•Significant Momentum in Federal:
•C3 AI appointed Martin F. Klein to the C3 AI executive team to oversee our defense and intelligence operations. Mr. Klein most recently served as the Chief Operating Officer of the DoD’s Joint Artificial Intelligence Center (“JAIC”).
•FedRAMP Ready Status: The C3 AI Application Platform was designated FedRAMP Ready by the Federal Risk and Authorization Management Program (“FedRAMP”). FedRAMP is a U.S. government-

wide program that provides a standardized approach to cloud security. C3 AI's FedRAMP Ready makes it easier and faster for government agencies to approve and implement the C3 AI Application Platform.
•Authority to Operate (“ATO”) from USAF: The United States Air Force (“USAF”) Rapid Sustainment Office (“RSO”) expanded its agreement with C3 AI, and USAF granted RSO Condition Based Maintenance Plus program with a continuous Authority to Operate (ATO). This allows the RSO and C3 AI to analyze and make predictions on controlled unclassified information. The RSO currently uses the C3 AI Predictive Analytics and Decision Assistant (“PANDA”) application, to optimize fleet maintenance, increase aircraft availability, and minimize aircraft downtime.
•Continued Market Expansion
•Bookings from the rapidly expanding Oil and Gas market segment grew 95% year over year. Bookings from the non-Oil and Gas segments—including primarily utilities, banking, manufacturing, agriculture, defense, aerospace, energy efficiency, ESG, etc. – grew 116% year over year.
•Significant Product Enhancements: C3 AI announced the general availability of C3 AI Version 8 to dramatically accelerate the development of large-scale AI applications. Version 8 is a complete re-architecture of the C3 AI Application Suite and its prebuilt AI applications, enabling dramatic performance improvements and a seamless development experience from data engineering and transformations to AI/ML model and application prototyping.
•    Turnkey Enterprise AI Applications: As of Q4 FY22, we have 42 turnkey Enterprise AI applications to meet the predictive analytics needs of the manufacturing, utilities, aerospace, defense, intelligence, banking, agriculture, consulting, medical products, oil and gas, energy efficiency, and chemical industries in addition to state and local government.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the first quarter and full year fiscal 2023:

(in millions)	First Quarter Fiscal 2023 Guidance	Full Year Fiscal 2023 Guidance
Total revenue	$65.0 - $67.0	$308.0 - $316.0
Non-GAAP loss from operations	($23.0) - ($28.0)	($76.0) - ($86.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Fourth Quarter Fiscal 2022 Financial Results Conference Call
When:	Wednesday, June 1, 2022
Time:	2:00 p.m. PT / 5:00 p.m. ET
Live Call:	(833) 927-1758, Domestic
(929) 526-1599, International
Conference ID: 264081
Webcast:	https://event.on24.com/wcc/r/3730607/D13DD6C4EEAEA3313B62797B0BB451E0 (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Non-GAAP RPO: Non-GAAP RPO represents our GAAP RPO plus the associated cancellable contracted backlog. We believe the presentation of our RPO inclusive of the cancellable backlog provides useful supplemental information to investors about our aggregate contractual backlog and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, anticipated benefits from our partnerships and investments, GAAP and non-GAAP estimates for the first quarter and fiscal year ending April 30, 2023, financial outlook, our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the fiscal quarter ended January 31, 2022, and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the fiscal year ended April 30, 2022, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Application Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications, and C3 AI Applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally.

Investor Contact
ir@c3.ai

Press Contact
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2022	2021	2022	2021
Revenue
Subscription(1)	$56,302	$43,118	$206,916	$157,366
Professional services(2)	16,015	9,166	45,843	25,851
Total revenue	72,317	52,284	252,759	183,217
Cost of revenue
Subscription(3)	12,958	8,621	45,838	31,315
Professional services	4,405	3,091	17,875	13,204
Total cost of revenue	17,363	11,712	63,713	44,519
Gross profit	54,954	40,572	189,046	138,698
Operating expenses
Sales and marketing(4)	47,450	32,093	173,584	96,991
Research and development	46,378	20,711	150,544	68,856
General and administrative	17,649	11,676	61,040	33,109
Total operating expenses	111,477	64,480	385,168	198,956
Loss from operations	(56,523)	(23,908)	(196,122)	(60,258)
Interest income	750	258	1,827	1,255
Other (expense) income, net	(2,452)	(152)	3,019	4,011
Net loss before provision for income taxes	(58,225)	(23,802)	(191,276)	(54,992)
Provision for income taxes	195	248	789	704
Net loss	$(58,420)	$(24,050)	$(192,065)	$(55,696)
Net loss per share attributable to Class A common shareholders, basic and diluted	$(0.55)	$(0.24)	$(1.84)	$(0.90)
Net loss per share attributable to Class A-1 common shareholders, basic and diluted	$—	$—	$—	$(0.55)
Net loss per share attributable to Class B common shareholders, basic and diluted	$(0.55)	$(0.24)	$(1.84)	$(0.35)
Weighted-average shares used in computing net loss per share attributable to Class A common stockholders, basic and diluted	102,324	97,329	100,904	56,678
Weighted-average shares used in computing net loss per share attributable to Class A-1 common stockholders, basic and diluted	—	—	—	6,667
Weighted-average shares used in computing net loss per share attributable to Class B common stockholders, basic and diluted	3,500	3,500	3,500	3,500

(1)    Including related party revenue of $20,465 and $8,986 for the three months ended April 30, 2022 and 2021, respectively, and $60,425 and $30,557 for the year ended April 30, 2022 and 2021, respectively.
(2)    Including related party revenue of $3,982 and $4,825 for the three months ended April 30, 2022 and 2021, respectively, and $16,872 and $4,825 for the year ended April 30, 2022 and 2021, respectively.
(3)    Including related party cost of revenue of $190 and $56 for the three months ended April 30, 2022 and 2021, respectively, and $578 and $56 for the year ended April 30, 2022 and 2021, respectively.
(4)    Including related party sales and marketing expense of $5,639 and $44 for the three months ended April 30, 2022 and 2021, respectively, and $8,229 and $44 for the year ended April 30, 2022 and 2021, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	April 30, 2022	April 30, 2021
Assets
Current assets
Cash and cash equivalents	$339,528	$115,355
Short-term investments	620,633	978,020
Accounts receivable, net of allowance of $157 and $812 as of April 30, 2022 and 2021, respectively(1)	80,271	65,460
Prepaid expenses and other current assets(2)	20,004	14,302
Total current assets	1,060,436	1,173,137
Property and equipment, net	14,517	6,133
Goodwill	625	625
Long-term investments	32,086	—
Other assets, non-current(3)	63,218	16,582
Total assets	$1,170,882	$1,196,477
Liabilities and stockholders’ equity
Current liabilities
Accounts payable(4)	$54,218	$12,075
Accrued compensation and employee benefits	32,223	21,829
Deferred revenue, current(5)	48,854	72,263
Accrued and other current liabilities(6)	14,874	18,318
Total current liabilities	150,169	124,485
Deferred revenue, non-current	288	2,964
Other long-term liabilities(7)	30,948	7,853
Total liabilities	181,405	135,302
Commitments and contingencies
Stockholders’ equity
Class A common stock, $0.001 par value. 1,000,000,000 shares authorized as of April 30, 2022 and 2021; 102,725,041 and 98,667,121 shares issued and outstanding as of April 30, 2022 and 2021, respectively	103	99
Class B common stock, $0.001 par value; 3,500,000 shares authorized as of April 30, 2022 and 2021; 3,499,992 and 3,499,992 shares issued and outstanding as of April 30, 2022 and 2021, respectively	3	3
Additional paid-in capital	1,532,917	1,410,325
Accumulated other comprehensive (loss) income	(2,148)	81
Accumulated deficit	(541,398)	(349,333)
Total stockholders’ equity	989,477	1,061,175
Total liabilities and stockholders’ equity	$1,170,882	$1,196,477
(1)     Including amounts from a related party of $35,848 and $15,180 as of April 30, 2022 and 2021, respectively.
(2)     Including amounts from a related party of $4,862 and $1,662 as of April 30, 2022 and 2021, respectively.
(3)     Including amounts from a related party of $16,141 and $6,602 as of April 30, 2022 and 2021, respectively.
(4)     Including amounts from a related party of $18,549 and $56 as of April 30, 2022 and 2021, respectively.
(5)     Including amounts from a related party of $132 and $7,697 as of April 30, 2022 and 2021, respectively.
(6)     Including amounts from a related party of $2,510 and $3,413 as of April 30, 2022 and 2021, respectively.
(7)     Including amounts from a related party of $2,448 and $4,895 as of April 30, 2022 and 2021, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended April 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(192,065)	$(55,696)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	5,190	4,297
Non-cash operating lease cost	4,185	3,315
Stock-based compensation expense	113,441	21,740
Other	1,601	(180)
Changes in operating assets and liabilities
Accounts receivable(1)	(14,156)	(34,690)
Prepaid expenses, other current assets and other assets(2)	(14,578)	(14,855)
Accounts payable(3)	34,481	7,450
Accrued compensation and employee benefits	10,394	8,135
Operating lease liabilities	(3,266)	(3,551)
Other liabilities(4)	(5,604)	11,549
Deferred revenue(5)	(26,085)	14,933
Net cash used in operating activities	(86,462)	(37,553)
Cash flows from investing activities:
Purchases of property and equipment	(3,791)	(1,628)
Capitalized software development costs	(500)	—
Proceeds from sale of non-marketable equity security	—	725
Purchases of investments	(796,487)	(1,152,142)
Maturities and sales of investments	1,117,793	385,893
Net cash provided by (used in) investing activities	317,015	(767,152)
Cash flows from financing activities:
Proceeds from initial public offering and private placements, net of underwriting discounts	—	851,859
Proceeds from repayment of shareholder loan	—	26,003
Repurchase and retirement of Class A common stock	(15,000)	—
Payment of deferred offering costs	(105)	(7,179)
Proceeds from exercise of Class A common stock options	20,816	16,673
Net cash provided by financing activities	5,711	887,356
Net increase in cash, cash equivalents and restricted cash	236,264	82,651
Cash, cash equivalents and restricted cash at beginning of period	116,255	33,604
Cash, cash equivalents and restricted cash at end of period	$352,519	$116,255
Cash and cash equivalents	$339,528	$115,355
Restricted cash included in other assets, non-current	12,566	900
Restricted cash included in prepaid expenses and other current assets	425	—
Total cash, cash equivalents and restricted cash	$352,519	$116,255
Supplemental disclosure of cash flow information—cash paid for income taxes	$939	$550
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$9,261	$212
Right-of-use assets obtained in exchange for lease obligations	$26,529	$—
Right-of-use assets obtained in exchange for lease obligations arising from lease modifications	$1,572	$—
Unpaid liabilities related to intangible purchases	$2,500	$—
Receivable from exercise of stock options included in prepaid expenses, other current assets and other assets	$29	$—
Deferred offering costs included in accounts payable and accrued liabilities	$—	$105
Vesting of early exercised stock options	$2,746	$2,869
(1)Including changes in related party balances of $20,668 and $(14,930) for the year ended April 30, 2022 and 2021, respectively.
(2)Including changes in related party balances of $12,739 and $8,264 for the year ended April 30, 2022 and 2021, respectively.
(3)Including changes in related party balances of $18,493 and $56 for the year ended April 30, 2022 and 2021, respectively.
(4)Including changes in related party balances of $(3,350) and $8,308 for the year ended April 30, 2022 and 2021, respectively.
(5)Including changes in related party balances of $(7,565) and $6,198 for the year ended April 30, 2022 and 2021, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2022	2021	2022	2021
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$54,954	$40,572	$189,046	$138,698
Stock-based compensation expense (1)	3,533	347	11,348	1,204
Employer payroll tax expense related to employee stock-based compensation (2)	41	33	114	33
Gross profit on a non-GAAP basis	$58,528	$40,952	$200,508	$139,935

Gross margin on a GAAP basis	76%	78%	75%	76%
Gross margin on a non-GAAP basis	81%	78%	79%	76%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(56,523)	$(23,908)	$(196,122)	$(60,258)
Stock-based compensation expense (1)	35,628	7,470	113,441	21,740
Employer payroll tax expense related to employee stock-based compensation (2)	178	995	1,972	995
Loss from operations on a non-GAAP basis	$(20,717)	$(15,443)	$(80,709)	$(37,523)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(58,420)	$(24,050)	$(192,065)	$(55,696)
Stock-based compensation expense (1)	35,628	7,470	113,441	21,740
Employer payroll tax expense related to employee stock-based compensation (2)	178	995	1,972	995
Net loss on a non-GAAP basis	$(22,614)	$(15,585)	$(76,652)	$(32,961)

GAAP net loss per share attributable common shareholders, basic and diluted	$(0.55)	$(0.24)	$(1.84)	$(0.83)
Non-GAAP net loss per share attributable common shareholders, basic and diluted	$(0.21)	$(0.15)	$(0.73)	$(0.49)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	105,824	100,829	104,404	66,845

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended April 30,		Year Ended April 30,
	2022	2021	2022	2021
Cost of subscription	$2,814	$271	$8,638	$828
Cost of professional services	719	76	2,710	376
Sales and marketing	11,804	3,245	40,344	9,080
Research and development	13,340	997	39,200	2,950
General and administrative	6,951	2,881	22,549	8,506
Total stock-based compensation expense	$35,628	$7,470	$113,441	$21,740

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended April 30,		Year Ended April 30,
	2022	2021	2022	2021
Cost of subscription	$35	$30	$42	$30
Cost of professional services	6	3	72	3
Sales and marketing	42	338	760	338
Research and development	72	353	509	353
General and administrative	23	271	589	271
Total employer payroll tax expense	$178	$995	$1,972	$995

Reconciliation of remaining performance obligations (“RPO”) to Non-GAAP RPO:

The following table presents a reconciliation of RPO to Non-GAAP RPO:

	As of April 30,
	2022	2021
RPO	$477,421	$293,836
Cancellable amount of contract value	39,396	51,252
Non-GAAP RPO	$516,817	$345,088